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                                                                  EXHIBIT 25.03
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM T-2

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                           305(B)(2)

                            ------------------------

              ROBERT J. DONAHUE                                ###-##-####
              (NAME OF TRUSTEE)                          (SOCIAL SECURITY NUMBER)

           231 SOUTH LASALLE STREET
               CHICAGO ILLINOIS                                   60697
              (BUSINESS ADDRESS)                                (ZIP CODE)

                            ------------------------
                           UNITED CITIES GAS COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

             ILLINOIS & VIRGINIA                                 36-1801540
        (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

              5300 MARYLAND WAY
            BRENTWOOD, TENNESSEE                                    37027
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                              FIRST MORTGAGE BONDS
                      (TITLE OF THE INDENTURE SECURITIES)

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ITEM 1. AFFILIATIONS WITH THE OBLIGOR.

          IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

           None.

ITEM 2. TRUSTEESHIPS UNDER OTHER INDENTURES.

          IF THE TRUSTEE IS TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FILE A COPY OF EACH SUCH INDENTURE AS AN EXHIBIT AND FURNISH THE FOLLOWING INFORMATION:

          (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER
     INDENTURE.

             Not applicable by virtue of response to Item 9.

          (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON BY THE TRUSTEE AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF
     SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

             Not applicable by virtue of response to Item 9.

ITEM 3. CERTAIN RELATIONSHIPS BETWEEN THE TRUSTEE AND THE OBLIGOR OR AN UNDERWRITER.

          IF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, STATE THE NATURE OF EACH SUCH CONNECTION.

             Not applicable by virtue of response to Item 9.

ITEM 4. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY BY THE TRUSTEE OR HELD BY THE TRUSTEE AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT.

                               DECEMBER 14, 1994

   COL. A              COL. B
                     WHETHER THE                          COL. C                                 COL. D
                     SECURITIES
                     ARE VOTING
                         OR                    AMOUNT OWNED BENEFICIALLY OR                 PERCENT OF CLASS
  TITLE OF            NONVOTING                HELD AS COLLATERAL SECURITY                REPRESENTED BY AMOUNT
    CLASS            SECURITIES                 FOR OBLIGATIONS IN DEFAULT                   GIVEN IN COL. C
- ------------         -----------               ----------------------------               ---------------------

             Not applicable by virtue of response of Item 9.

ITEM 5. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                               DECEMBER 14, 1994

      COL. A                COL. B                      COL. C                     COL. D
                                                                                PERCENTAGE OF
                                                                              VOTING SECURITIES
                                             AMOUNT OWNED BENEFICIALLY OR      REPRESENTED BY
NAME OF ISSUER AND          AMOUNT           HELD AS COLLATERAL SECURITY        AMOUNT GIVEN
  TITLE OF CLASS         OUTSTANDING          FOR OBLIGATIONS IN DEFAULT          IN COL. C
- ------------------    ------------------     ----------------------------     -----------------

             Not applicable by virtue of response to Item 9.

ITEM 6.HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE OBLIGOR.

          IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                               DECEMBER 14, 1994

    COL. A
                         COL. B                             COL. C                                  COL. D
NAME OF ISSUER                                   AMOUNT OWNED BENEFICIALLY OR                  PERCENT OF CLASS
       AND               AMOUNT                   HELD AS COLLATERAL SECURITY                REPRESENTED BY AMOUNT
TITLE OF CLASS         OUTSTANDING                FOR OBLIGATIONS IN DEFAULT                    GIVEN IN COL. C
- ---------------        -----------             ---------------------------------             ---------------------

             Not applicable by virtue of response to Item 9.

ITEM 7.HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                               DECEMBER 14, 1994

    COL. A
                         COL. B                             COL. C                                  COL. D
NAME OF ISSUER                                   AMOUNT OWNED BENEFICIALLY OR                  PERCENT OF CLASS
       AND               AMOUNT                 HELD AS COLLATERAL SECURITY FOR              REPRESENTED BY AMOUNT
TITLE OF CLASS         OUTSTANDING                  OBLIGATIONS IN DEFAULT                      GIVEN IN COL. C
- ---------------        -----------             ---------------------------------             ---------------------

             Not applicable by virtue of response to Item 9.

ITEM 8. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                               DECEMBER 14, 1994

       COL. A
                               COL. B                COL. C
      NATURE OF                AMOUNT
     INDEBTEDNESS           OUTSTANDING             DATE DUE
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

             Not applicable by virtue of response to Item 9.

ITEM 9. DEFAULTS BY THE OBLIGOR.

          (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

             There is not nor has there been a default with respect to the securities under this indenture.

          (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OR SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

             The trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding. There is not nor has there been a default with respect to the securities under this indenture.

ITEM 10. AFFILIATIONS WITH THE UNDERWRITERS.

          IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

             Not applicable by virtue of response to Item 9.

ITEM 11. LIST OF EXHIBITS.

          LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

           None.

                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, I, ROBERT J. DONAHUE, HAVE SIGNED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, ON THE 14TH DAY OF DECEMBER, 1994.

                                            By      /s/ Robert J. Donahue
                                               _______________________________
                                                       Robert J. Donahue

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